SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of report (date of earliest event reported):

                                  June 26, 1998
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                              DATAPOINT CORPORATION
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             (Exact name of Registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)


       1-7636                                                    74-1605174
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(Commission File No.)                                       (I.R.S. Employer
                                                           (Identification No.)

                     4 rue d'Aguesseau 75008, Paris, France
              8410 Datapoint Drive, San Antonio, Texas 78229-85000
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(Address of Principal Executive Offices)                             (Zip Code)

                               (33-1) 40 07 37 37
                                 (210) 593-7000
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

      On June 29, 1998, Datapoint Corporation ("Datapoint" or the "Company") announced that it executed a letter of intent on June 26, 1998 to acquire Dimensional Media Associates, Inc. ("DMA"), a privately held New York based company that designs, develops, manufactures and distributes systems incorporating a new technology called High Definition Volumetric Display. The transaction is valued at approximately $19 million.

      Under the terms of the agreement, DMA shareholders will receive 5.7 million shares of the common stock, par value $.25 per share, of the Company ("Datapoint Common Stock"), plus warrants to purchase up to an additional 5.7 million shares of newly-issued Datapoint Common Stock at an exercise price of $2.00 per share. The warrants are exercisable at any time at the holder's option for a five-year period through 2003.

      This transaction is subject to the entering into of a definitive purchase agreement by DMA and the Company, the satisfactory completion by the Company of its due diligence and the approval of Datapoint shareholders. It is anticipated that the transaction will close by early October.

Item 7. Financial Statements, Proforma Financial Information and Exhibits.

      (a)   None.

      (b)   None.

      (c)   Exhibits.

            99.1. Press Release, dated June 29, 1998.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 29, 1998


                                          DATAPOINT CORPORATION
                                          (Registrant)


                                          By:  /s/ Asher B. Edelman
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                                               Asher B. Edelman
                                               Chairman of the Board